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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Classmates Media Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	26-0657253 (I.R.S. employer identification number)

21301 Burbank Boulevard Woodland Hills, California (Address of principal executive offices)	91367 (Zip Code)

        Securities Act registration statement file number to which this form relates: 333-145397

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share
The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Stock, par value $0.0001 per share (rights to purchase such stock are attached to the common stock)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

        Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered

        A description of the Class A common stock of Classmates Media Corporation (the "Company"), par value $0.0001 per share (the "Class A Common Stock"), and the associated rights to purchase Series A Junior Participating Preferred Stock, which will trade together with the Class A Common Stock until the occurrence of certain events, is set forth under "Description of Capital Stock" in the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 13, 2007, as amended (File No. 333-145397), and including any subsequent amendments thereto, including the Company's prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference into this Form 8-A.

Item 2. Exhibits

        Not applicable.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLASSMATES MEDIA CORPORATION

Date: November 21, 2007	By:	/s/ MARK R. GOLDSTON
		Name:	Mark R. Goldston
		Title:	Chairman, President and Chief Executive Officer

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE